UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2016

NEW BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55530	46-3001280
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 North Whittaker Street, New Buffalo, Michigan		49117
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (269) 469-2222

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 6, 2016, New Bancorp, Inc. (the “Company”) announced that it amended its articles of incorporation (the “Articles”) in order to reduce the number of shares of stock authorized by the Articles. As amended, the Articles authorize one million (1,000,000) shares of preferred stock, par value $0.01 per share, and four million (4,000,000) shares of common stock, par value $0.01 per share.

At September 6, 2016, the Company had 696,600 shares of common stock outstanding and no shares of preferred stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

New Bancorp, Inc.
DATE: September 6, 2016	By:	/s/ Richard C. Sauerman
Richard C. Sauerman
President and Chief Executive Officer